Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Second Quarter 2026 Results
Delivers record performance with broad-based growth across segments and regions
Raises full year outlook

Lincolnshire, Ill., August 4, 2026 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating workflows to deliver intelligent operations, today announced results for the second quarter ended July 4, 2026.

Second-Quarter Financial Highlights
•Net sales of $1,557 million; year-over-year increase of 20.4%
•Net income of $233 million and net income per diluted share of $4.85
•Non-GAAP diluted EPS increased year-over-year to $6.35
•Adjusted EBITDA increased year-over-year to $431 million
•Recorded IEEPA tariff recoveries of $73 million, of which $14 million received in the quarter
•Share repurchases of $268 million

“Our record results reflect broad-based demand for our innovative solutions and excellent execution on our growth and profitability priorities. We delivered for our customers by leveraging our long-standing supplier relationships to support our growth," said Bill Burns, Chief Executive Officer of Zebra Technologies. "The momentum we see across our business underscores Zebra's position as the foundation for intelligent operations and frontline AI as customers digitize and automate environments."

"Our strong balance sheet and cash flow continue to provide significant financial flexibility, enabling us to invest for growth while returning more than $560 million to shareholders in the first half of the year through disciplined share repurchases," said Nathan Winters, Chief Financial Officer of Zebra Technologies. "We believe this balanced approach positions Zebra to create long-term shareholder value."

$ in millions, except per share amounts	2Q26	2Q25	Change
Select reported measures:
Net sales	$1,557	$1,293	20.4%
Gross profit	825	616	33.9%
Gross margin	53.0%	47.6%	540 bps
Net income	233	112	108.0%
Net income margin	15.0%	8.7%	630 bps
Net income per diluted share	$4.85	$2.19	121.5%

Select Non-GAAP measures:
Adjusted net sales	$1,557	$1,293	20.4%
Organic net sales growth			9.2%
Adjusted gross profit	830	619	34.1%
Adjusted gross margin	53.3%	47.9%	540 bps
Adjusted EBITDA	431	267	61.4%
Adjusted EBITDA margin	27.7%	20.6%	710 bps
Non-GAAP net income	$305	$186	64.0%
Non-GAAP earnings per diluted share	$6.35	$3.61	75.9%

Second Quarter 2026 Compared to the Second Quarter 2025
Net sales were $1,557 million compared to $1,293 million in the prior year. Net sales in the Connected Frontline ("CF") segment were $903 million compared to $717 million in the prior year. Asset Visibility & Automation ("AVA") segment net sales were $654 million compared to $576 million in the prior year. Consolidated organic net sales increased 9.2% year-over-year, with a 7.5% increase in the CF segment and an 11.4% increase in the AVA segment.

Gross profit was $825 million compared to $616 million in the prior year. Gross margin increased to 53.0% compared to 47.6% in the prior year primarily due to IEEPA tariff recoveries and favorable foreign currency exchange. Adjusted gross margin was 53.3% compared to 47.9% in the prior year.

Operating expenses increased to $504 million from $433 million in the prior year primarily due to expenses associated with acquired businesses including amortization of intangible assets. Adjusted operating expenses increased to $419 million from $370 million in the prior year.

Net income was $233 million, or $4.85 per diluted share, compared to net income of $112 million, or $2.19 per diluted share, in the prior year. Non-GAAP net income increased to $305 million or $6.35 per diluted share, compared to $186 million, or $3.61 per diluted share for the prior year.

Adjusted EBITDA increased to $431 million, or 27.7% of adjusted net sales, compared to $267 million, or 20.6% of adjusted net sales in the prior year.

Balance Sheet and Cash Flow
As of July 4, 2026, the Company had cash and cash equivalents of $157 million and total debt of $2,776 million.

For the first six months of 2026, net cash provided by operating activities was $387 million and the Company invested $26 million in capital expenditures, resulting in free cash flow of $361 million. The Company also made share repurchases of $568 million.

Outlook
Mr. Burns added, "Strong demand momentum and progress on productivity and memory supply supports our significantly increased outlook for the full year. We are focused on driving sustainable growth across our business with our innovative portfolio of solutions, as we continue to benefit from trends in automation and Physical AI."

Third Quarter 2026
The Company expects third quarter sales growth between 17% and 20% compared to the prior year. This expectation includes approximately 10.5 points of favorable impact from business acquisitions, dispositions and foreign currency.

Adjusted EBITDA margin for the third quarter is expected to be approximately 22%. Non-GAAP diluted earnings per share are expected to be in the range of $4.70 to $4.90. This assumes an adjusted effective tax rate of approximately 19%.

Full Year 2026
The Company expects full year sales growth between 14% and 16% compared to the prior year. This expectation includes approximately 8 points of favorable impact from business acquisitions, dispositions and foreign currency.

Adjusted EBITDA margin for the full year is expected to be between 23.5% and 24.0%. Non-GAAP diluted earnings per share are expected to be in the range of $20.75 to $21.25. This assumes an adjusted effective tax rate of approximately 19%.

Free Cash Flow for the full year is expected to be greater than $1 billion.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

Who is Zebra Technologies?
Zebra (NASDAQ: ZBRA) provides the foundation for intelligent operations with an award-winning portfolio of connected frontline, asset visibility and automation solutions which empower our customers to deploy AI on the frontline. Organizations globally across retail, manufacturing, transportation, logistics, healthcare, and other industries rely on us to deliver outcomes today while driving innovation for what’s next. Together with our partners, we create new ways of working that improve productivity and empower organizations to be better every day. Learn more at www.zebra.com.

Follow Zebra on our Blog, LinkedIn, Facebook, X, Instagram and YouTube.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the global nature of Zebra's business. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the Company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “adjusted operating income,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA and the stylized Zebra head are trademarks of Zebra Technologies Corp., registered in many jurisdictions worldwide. You may quote this release with attribution.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	July 4, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$157	$125
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of July 4, 2026 and December 31, 2025	990	801
Inventories, net	733	729
Income tax receivable	56	31
Prepaid expenses and other current assets	126	110
Total Current assets	2,062	1,796
Property, plant and equipment, net	346	353
Right-of-use lease assets	168	166
Goodwill	4,701	4,727
Other intangibles, net	725	809
Deferred income taxes	396	414
Other long-term assets	239	237
Total Assets	$8,637	$8,502
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,275	$141
Accounts payable	738	695
Accrued liabilities	506	558
Deferred revenue	444	446
Income taxes payable	35	12
Total Current liabilities	3,998	1,852
Long-term debt	493	2,361
Long-term lease liabilities	156	157
Deferred income taxes	31	32
Long-term deferred revenue	391	396
Other long-term liabilities	133	116
Total Liabilities	5,202	4,914
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	882	814
Treasury stock at cost, 24,762,921 and 22,558,911 shares as of July 4, 2026 and December 31, 2025, respectively	(3,057)	(2,488)
Retained earnings	5,647	5,279
Accumulated other comprehensive loss	(38)	(18)
Total Stockholders’ Equity	3,435	3,588
Total Liabilities and Stockholders’ Equity	$8,637	$8,502

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net sales:
Tangible products	$1,316	$1,055	$2,547	$2,117
Services and software	241	238	505	484
Total Net sales	1,557	1,293	3,052	2,601
Cost of sales:
Tangible products	615	553	1,238	1,095
Services and software	117	124	247	245
Total Cost of sales	732	677	1,485	1,340
Gross profit	825	616	1,567	1,261
Operating expenses:
Selling and marketing	184	158	373	319
Research and development	159	144	324	295
General and administrative	114	102	241	213
Amortization of intangible assets	37	25	74	49
Acquisition and integration costs	2	4	3	7
Exit and restructuring costs	8	—	16	—
Total Operating expenses	504	433	1,031	883
Operating income	321	183	536	378
Other (loss) income, net:
Foreign exchange loss	(2)	(11)	(2)	(16)
Interest expense, net	(35)	(25)	(72)	(48)
Other income (expense), net	1	(9)	(10)	(11)
Total Other expense, net	(36)	(45)	(84)	(75)
Income before income tax	285	138	452	303
Income tax expense	52	26	84	55
Net income	$233	$112	$368	$248
Basic earnings per share	$4.89	$2.20	$7.61	$4.85
Diluted earnings per share	$4.85	$2.19	$7.54	$4.81

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	July 4, 2026	June 28, 2025
Cash flows from operating activities:
Net income	$368	$248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113	84
Losses on long-term investments	15	10
Share-based compensation	94	83
Deferred income taxes	9	(30)
Gain on sale of business	(5)	—
Other, net	—	2
Changes in operating assets and liabilities:
Accounts receivable, net	(193)	81
Inventories, net	(7)	11
Other assets	(10)	10
Accounts payable	35	(71)
Accrued liabilities	(35)	(101)
Deferred revenue	(8)	13
Income taxes	11	(10)
Other operating activities	—	(5)
Net cash provided by operating activities	387	325
Cash flows from investing activities:
Acquisition of business	—	(62)
Proceeds from the sale of business	9	—
Purchases of property, plant and equipment	(26)	(37)
Proceeds from sale of long-term investments	1	—
Other investing activities	1	—
Net cash used in investing activities	(15)	(99)
Cash flows from financing activities:
Payments of debt	(59)	—
Proceeds from issuance of debt	325	—
Payments for repurchases of common stock	(568)	(250)
Net payments related to share-based compensation plans	(21)	(16)
Change in unremitted cash collections from servicing factored receivables	(17)	7
Other financing activities	(1)	2
Net cash used in financing activities	(341)	(257)
Effect of exchange rate changes on cash and cash equivalents	1	2
Net increase (decrease) in cash and cash equivalents	32	(29)
Cash and cash equivalents at beginning of period	125	901
Cash and cash equivalents at end of period	$157	$872
Supplemental disclosures of cash flow information:
Income taxes paid	$75	$95
Interest paid	$71	$55
Certain prior period amounts included in Net cash provided by operating activities have been reclassified to conform with the current period presentation.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	July 4, 2026
	CF	AVA	Consolidated
Consolidated Reported GAAP Net sales growth	25.9%	13.5%	20.4%
Adjustments:
Impact of foreign currency translations (1)	(2.5)%	(2.3)%	(2.5)%
Impact of acquisitions and dispositions (2)	(15.9)%	0.2%	(8.7)%
Consolidated Organic Net sales growth	7.5%	11.4%	9.2%

	Six Months Ended
	July 4, 2026
	CF	AVA	Consolidated
Reported GAAP Consolidated Net sales growth	23.3%	10.3%	17.3%
Adjustments:
Impact of foreign currency translations (1)	(2.3)%	(2.2)%	(2.2)%
Impact of acquisitions and dispositions (2)	(15.3)%	(0.1)%	(8.3)%
Consolidated Organic Net sales growth	5.7%	8.0%	6.8%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

(2)For purposes of computing Organic Net sales growth, amounts attributable to business acquisitions or dispositions are excluded for twelve months following or preceding the respective acquisition or disposition, respectively.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN AND OPERATING INCOME
($ In millions)
(Unaudited)

	Three Months Ended
	July 4, 2026			June 28, 2025
	CF	AVA	Consolidated	CF	AVA	Consolidated
GAAP
Reported Net sales	$903	$654	$1,557	$717	$576	$1,293
Reported Gross profit (1)	462	368	825	339	280	616
Gross Margin	51.2%	56.3%	53.0%	47.3%	48.6%	47.6%
Operating Income (2)	219	192	321	142	107	183

Non-GAAP
Adjusted Net sales	$903	$654	$1,557	$717	$576	$1,293
Adjusted Gross profit (1)	462	368	830	339	280	619
Adjusted Gross Margin	51.2%	56.3%	53.3%	47.3%	48.6%	47.9%
Adjusted Operating Income (2)	219	192	411	142	107	249
	Six Months Ended
	July 4, 2026			June 28, 2025
	CF	AVA	Consolidated	CF	AVA	Consolidated
GAAP
Reported Net sales	$1,728	$1,324	$3,052	$1,401	$1,200	$2,601
Reported Gross profit (1)	867	716	1,567	672	596	1,261
Gross Margin	50.2%	54.1%	51.3%	48.0%	49.7%	48.5%
Operating Income (2)	388	351	536	282	242	378

Non-GAAP
Adjusted Net sales	$1,728	$1,324	$3,052	$1,401	$1,200	$2,601
Adjusted Gross profit (1)	867	716	1,583	672	596	1,268
Adjusted Gross Margin	50.2%	54.1%	51.9%	48.0%	49.7%	48.8%
Adjusted Operating Income (2)	388	351	739	282	242	524

(1)Segment and Adjusted Gross profit excludes share-based compensation expense and business acquisition purchase accounting adjustments.
(2)Segment and Non-GAAP Operating income excludes share-based compensation expense, business acquisition purchase accounting adjustments, amortization of intangible assets, acquisition and integration costs, exit and restructuring costs, as well as certain other non-recurring costs (impairment of goodwill and other intangible assets).

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
GAAP Net income	$233	$112	$368	$248
Adjustments to Cost of sales(1)
Purchase accounting adjustments	—	—	5	—
Share-based compensation	5	3	11	7
Total adjustments to Cost of sales	5	3	16	7
Adjustments to Operating expenses(1)
Amortization of intangible assets	37	25	74	49
Acquisition and integration costs	2	4	3	7
Share-based compensation	38	34	94	83
Exit and restructuring costs	8	—	16	—
Total adjustments to Operating expenses	85	63	187	139
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	1	—	2	1
Losses on long-term investments	—	10	15	10
Foreign exchange loss	2	11	2	16
Gain on sale of business	—	—	(5)	—
Other adjustments to Other expense, net	(3)	—	(3)	—
Total adjustments to Other expense, net	—	21	11	27
Income tax effect of adjustments(2)
Reported income tax expense	52	26	84	55
Adjusted income tax	(70)	(39)	(126)	(82)
Total adjustments to income tax	(18)	(13)	(42)	(27)
Total adjustments	72	74	172	146
Non-GAAP Net income	$305	$186	$540	$394

GAAP earnings per share
Basic	$4.89	$2.20	$7.61	$4.85
Diluted	$4.85	$2.19	$7.54	$4.81
Non-GAAP earnings per share
Basic	$6.40	$3.63	$11.17	$7.69
Diluted	$6.35	$3.61	$11.08	$7.63

Basic weighted average shares outstanding	47,717,205	50,939,474	48,364,994	51,154,241
Diluted weighted average and equivalent shares outstanding	48,129,265	51,282,273	48,776,549	51,546,410
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
GAAP Net income	$233	$112	$368	$248
Add back:
Depreciation (excluding exit and restructuring)	20	18	39	35
Amortization of intangible assets	37	25	74	49
Total Other expense, net	36	45	84	75
Income tax expense	52	26	84	55
EBITDA (Non-GAAP)	378	226	649	462

Adjustments to Cost of sales
Purchase accounting adjustments	—	—	5	—
Share-based compensation	5	3	11	7
Total adjustments to Cost of sales	5	3	16	7
Adjustments to Operating expenses
Acquisition and integration costs	2	4	3	7
Share-based compensation	38	34	94	83
Exit and restructuring costs	8	—	16	—
Total adjustments to Operating expenses	48	38	113	90
Total adjustments to EBITDA	53	41	129	97
Adjusted EBITDA (Non-GAAP)	$431	$267	$778	$559

Adjusted EBITDA margin (Non-GAAP)	27.7%	20.6%	25.5%	21.5%

FREE CASH FLOW

	Six Months Ended
	July 4, 2026	June 28, 2025
Net cash provided by operating activities	$387	$325
Less: Purchases of property, plant and equipment	(26)	(37)
Free cash flow (Non-GAAP)(1)	$361	$288
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.